UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 30, 2013

LIBERTY MEDIA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35707	37-1699499
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.
Englewood, Colorado 80112
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

This Form 8-K/A amends the Current Report on Form 8-K of Liberty Media Corporation (the "Company"), dated May 3, 2013 regarding the acquisition of (i) 26,858,577 shares of Class A common stock, par value $0.001 per share of Charter Communications, Inc. ("Charter Common Stock") for $95.50 per share and (ii) warrants to purchase 947,094 shares of Charter Common Stock with an exercise price of $46.86 and warrants to purchase 136,202 shares of Charter Common Stock with an exercise price of $51.28 (the "Warrants") for $95.50 per Warrant less the applicable exercise price. The sole purpose of this amendment is to provide the financial statements of the business acquired and the pro forma financial information required by Item 9.01, which was excluded from the original filing in reliance on paragraph (a)(4) of Item 9.01 of Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements of Charter Communications, Inc. required by this item are filed hereto as Exhibit 99.1.

(b) Pro Forma Financial Information.

The required unaudited pro forma condensed consolidated financial statements of the Company as of and for the three months ended March 31, 2013 and for the year ended December 31, 2012 are filed hereto as Exhibit 99.2.

(d)     Exhibits.

Exhibit No.	Description

23.1	Consent of KPMG LLP
99.1	Financial Statements of Charter Communications, Inc. as of and for the three months ended March 31, 2013 and for the three years ended December 31, 2012.
99.2	Unaudited pro forma condensed consolidated financial statements of the Company as of and for the three months ended March 31, 2013 and for the year ended December 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2013

LIBERTY MEDIA CORPORATION

By:     /s/ Wade Haufschild
Name:    Wade Haufschild
Title:    Vice President

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of KPMG LLP
99.1	Financial Statements of Charter Communications, Inc. as of and for the three months ended March 31, 2013 and for the three years ended December 31, 2012.
99.2	Unaudited pro forma condensed consolidated financial statements of the Company as of and for the three months ended March 31, 2013 and for the year ended December 31, 2012.